As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MOSAIC IMMUNOENGINEERING INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1070278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1537 South Novato Blvd, #5

Novato, California 94947

Telephone: (657) 208-0890

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Hwy., Lewes, Delaware 19958

Telephone: (855) 336-5998

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Dean M. Colucci

Leigh Krafchek

Duane Morris LLP
1540 Broadway
New York, NY 10036-4086
Telephone: (973) 424-2020

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.00001 per share	7,287,676(1) (2)	$2.62 (3)	$19,093,711 (3)	$2,083.12

(1)	As described in greater detail in the prospectus contained in this registration statement, the shares of Common Stock to be offered for resale by the selling stockholders represent (i) 6,422,290 shares of our Common Stock issuable upon conversion of 630,000 shares of Series A Convertible Voting Preferred Stock (“Series A Preferred”) at a conversion ratio of 10.194106 shares of Common Stock for each share of Series A Preferred, (ii) 802,786 shares of our Common Stock issuable upon conversion of 70,000 shares of Series B Convertible Voting Preferred Stock (“Series B Preferred”) at a conversion ratio of 11.46837 shares of our Common Stock for each share of Series B Preferred, and (iii) up to 62,600 shares of our Common Stock to be issued pursuant to certain anti-dilution rights related to the Series B Preferred as defined in the Series B Certificate of Designation.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers an indeterminate number of shares that may be issued upon stock splits, stock dividends or similar transactions.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the $2.95 (high) and $2.28 (low) sale price of shares of the Registrant’s Common Stock as reported on the OTC Pink of OTC Markets Group, Inc. on December 4, 2020, which date is within five business days prior to the initial filing of this registration statement on December 10, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, preliminary prospectus dated December 10, 2020.

7,287,676 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of up to 7,287,676 shares of our Common Stock, consisting of (i) 6,422,290 shares of our Common Stock issuable upon the conversion of 630,000 shares of Series A Convertible Voting Preferred Stock (“Series A Preferred”) at a conversion ratio of 10.194106 shares of Common Stock for each share of Series A Preferred, (ii) 802,786 shares of our Common Stock issuable upon conversion of 70,000 shares of Series B Convertible Voting Preferred Stock (“Series B Preferred”) at a conversion ratio of 11.46837 shares of our Common Stock for each share of Series B Preferred, and (iii) up to 62,600 shares of our Common Stock to be issued pursuant to certain anti-dilution rights related to the Series B Preferred as defined in the Series B Certificate of Designation.

The selling stockholders may sell all or a portion of these shares from time to time, in amounts, at prices and on terms determined at the time of sale. The shares may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 9.

We will not receive any proceeds from the sale of these shares of our Common Stock by the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

We are registering the offer and sale of these shares pursuant to certain registration rights granted to the selling stockholders. The registration of these shares of Common Stock does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sale is within the sole discretion of the selling stockholders.

Our Common Stock is quoted on the OTC Pink of OTC Markets Group, Inc. under the symbol “PTSCD.” On or about January 8, 2021, our symbol will change to “CPMV” in connection with our recent name change to Mosaic ImmunoEngineering Inc. On December 4, 2020, the closing price of our Common Stock was $2.95 per share.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 7 before buying our Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Mosaic ImmunoEngineering Inc. and its consolidated subsidiaries are referred to herein as “Mosaic,” “the Company,” “Registrant,” “we,” “us” and “our,” unless the context indicates otherwise.

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FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements. Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans.

Our forward-looking statements specifically include statements about the Company’s lead oncology candidate, MI-O-101, which has shown positive results in preclinical animal models, which results may never translate during human clinical testing or trials, studies or other programs or our ability to continue those programs, the ability to obtain regulatory approval for commercial sales, the market for actual commercial sales, and the impact of health epidemics, including the ongoing COVID-19 pandemic, on our business and operations. You should not place undue reliance on our forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the sufficiency of the Company’s cash position, (ii) the Company’s ability to raise additional capital to fund its operations, (iii) the Company’s ability to enter into agreements to develop, manufacture, and distribute our product candidate for clinical trials and our reliance on these third parties which are few in number, (iv) the Company’s ability to enter into partnership or licensing arrangements with third-parties, including the Company’s ability to license the technology, including MI-O-101, under its current option agreement with Case Western Reserve University, (v) the Company’s ability to initiate trials and identify patients to enroll in its clinical trials in a timely fashion, (vi) the Company’s ability to achieve approval of a marketable product, (vii) the design, implementation and conduct of the Company’s clinical trials, (viii) the results of the Company’s future clinical trials, including the possibility of unfavorable clinical trial results, (ix) the market for, and marketability of, any product that is approved, if any (x) the existence or development of other treatments that are viewed by medical professionals or patients as superior to the Company’s products, (xi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xii) litigation affecting the Company or its products; (xiii) general economic and business conditions, (ix) changes in foreign, political, and social conditions, and (xv) various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward-looking statements. We urge you to specifically consider the various risk factors identified in this prospectus, including the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated herein or therein by reference, any of which could cause actual results to differ materially from those indicated by our forward-looking statements. Except as required by law, we do not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 7, the financial statements and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Us

We are a development-stage biotechnology company focused on a novel platform technology using immunostimulatory nanotechnology-based therapeutics and vaccines to treat and prevent cancer and infectious diseases in humans and for veterinary use.  Mosaic’s founders came together to advance the development of a novel nanoparticle-based intra-tumoral immunotherapy with broad potential to treat solid cancers in both humans and companion animals.

Our lead oncology candidate, MI-O-101, resulted from years of research by our scientific co-founders that was supported by numerous grants totaling more than $20 million in aggregate from federal and private funding agencies. Published data from these studies and ongoing research supports MI-O-101 anti-cancer activity as a monotherapy and has established its ability to improve standard cancer therapies including chemotherapy, radiation and immunotherapy in a wide variety of tumor types, including data from preclinical animal models, veterinary studies in companion animals with naturally occurring cancer, as well as the potential to activate human immune cells. MI-O-101 is currently in late-stage preclinical development with plans to advance the lead candidate towards Phase 1 as funding becomes available.

Our Modular Vaccine Platform (“MVP”) is based on combining the same nanotechnology-based adjuvant used in immuno-oncology with carefully selected targets of interest to direct a protective or potentially a therapeutic immune response. This technology platform has been successfully evaluated for effectiveness with oncology cancer targets, oncology virus targets and recently in infectious diseases. Our MVP platform is designed to facilitate the rapid development of vaccine candidates due to its modular nature. The adjuvant and linking chemistry can be stockpiled and ready for the rapid identification of targets of interest which can be linked for testing in a shorter timeline. The MVP platform combined with our proprietary delivery system which allows for self-administration and shipment of materials at room temperature makes the platform ideal for rapid response situations. We and our research partners are actively working towards a possible lead candidate for COVID-19 while simultaneously advancing the system for rapid response, as well as the development of more traditional vaccine candidates in infectious diseases and oncology.

Corporate Information

Mosaic ImmunoEngineering Inc. (formerly known as Patriot Scientific Corporation) is a Delaware corporation with its principal business office at 1537 South Novato Blvd., # 5, Novato, CA 94947. On August 21, 2020, we closed a Reverse Merger (as defined below) by and between Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering Inc.) and private Mosaic ImmunoEngineering Inc, (“Private Mosaic”). On November 30, 2020, we filed amended and restated articles of incorporation in Delaware to change of the name of the Registrant to Mosaic ImmunoEngineering Inc., to implement a 500-for-1 reverse stock split (“Reverse Stock Split”), and to reduce the number of authorized shares of Common Stock from 600 million to 100 million, among other items as defined in the amended and restated articles of incorporation. The Reverse Stock Split was effective on December 2, 2020. All share numbers included herein have been adjusted to reflect the 500-for-1 Reverse Stock Split.

Our website can be found at www.mosaicie.com. We do not intend to incorporate any contents from our website into this prospectus.

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Recent Events

Reverse Merger

On August 19, 2020, Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering Inc.) and Private Mosaic entered into a stock purchase agreement (“Stock Purchase Agreement”), whereby one of the wholly owned subsidiaries of Patriot Scientific Corporation merged with and into Private Mosaic, with Private Mosaic surviving as wholly owned subsidiary of Patriot Scientific Corporation (the “Reverse Merger”). The transaction closed on August 21, 2020 (“Closing Date”) in accordance with the terms of the Stock Purchase Agreement.

On the Closing Date, Patriot Scientific Corporation acquired 100% of the issued and outstanding Common Stock of Private Mosaic, representing 630,000 shares of its Class A common stock (“Class A Stock”) and 70,000 shares of its Class B common stock (“Class B Stock”) (collectively referred to as “Target Common Stock”). In exchange for the Target Common Stock, the holders of the Class A Stock received 630,000 shares of Patriot Scientific Corporation’s (now known as Mosaic ImmunoEngineering Inc.) Series A Convertible Voting Preferred Stock (“Series A Preferred”) and holders of the Class B Stock received 70,000 shares of Patriot Scientific Corporation’s (now known as Mosaic ImmunoEngineering Inc.) Series B Convertible Voting Preferred Stock (“Series B Preferred”). Each share of Series A Preferred converts into 10.194106 shares of Common Stock (as adjusted for the Reverse Stock Split) of the Company and possesses full voting rights, on an as-converted basis, as the Common Stock of the Company, as defined in the Series A Certificate of Designation. Each share of Series B Preferred converts into 11.46837 shares of Common Stock (as adjusted for the Reverse Stock Split) of the Company, possesses full voting rights, on an as-converted basis, as the Common Stock of the Company and contains certain anti-dilution rights, as defined in the Series B Certificate of Designation. On a fully diluted, as converted basis, the holders of Series A Preferred and Series B Preferred, in aggregate, own 90% of the issued and outstanding Common Stock of the Company.

In addition, holders of the Series A Preferred and Series B Preferred have certain investor registration rights. At any time after 180 days following the Closing Date of the Reverse Merger, holders of at least 75% of the Series A Preferred and Series B Preferred can demand that the Company file a registration statement on Form S-1 within 60 days of the holders request. Furthermore, in the event the Company is eligible to file a registration statement on Form S-3, the holders can request the Company file the registration at any time, and the Company will have 60 days to comply with such request. In any event, there are no penalties if the Company is unable to comply with the holders request.

Name Change

Patriot Scientific Corporation changed its name to Mosaic ImmunoEngineering Inc. on November 30, 2020 to align the Company’s corporate name with its new strategic direction, upon filing its amended and restated articles of incorporation, as previously approved by the majority stockholders. The name change did not affect any stockholder’s rights or percentage ownership interest in the Company.

License Option Agreement

On July 1, 2020, we signed a Material Transfer, Evaluation, and Exclusive Option Agreement (“License Option Agreement”) with Case Western Reserve University (“CWRU”), granting the Company the exclusive right to license technology for a novel platform technology using immunostimulatory nanotechnology-based therapeutics and vaccines to treat and prevent cancer and infectious diseases in humans and for veterinary use. Under the License Option Agreement, CWRU granted the Company the exclusive option for a period of two (2) years to negotiate and enter into a license agreement with CWRU, provided that we meet certain diligence milestones, including but not limited to, (i) delivering a development plan within 18 months, (ii) raising $3 million in either equity, debt, or grant funding, or a combination thereof within 18 months, (iii), generating sufficient preclinical data to support the identification of the initial field of use to support the initial planned clinical indication for the technology, (iv) determining manufacturing processes and cGMP requirements to manufacture the initial product for use in toxicology studies, and (v) identifying required toxicology studies required to support Phase I clinical trials in the initial field of use.

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Under the License Option Agreement, the Company issued CWRU 70,000 shares of Series B Preferred under the Reverse Merger, which included certain anti-dilution rights. Pursuant to the Certificate of Designation, the Series B Preferred holder will continue to maintain ownership equal to 10% of the fully diluted shares of Common Stock outstanding of the Company, including for such purposes all other convertible securities outstanding and reserved for issuance except stock options issued and outstanding and reserved for issuance under a board approved employee stock option plans reserving for issuance no more than ten percent (10%) of the outstanding Common Stock of the Company then outstanding, until we initially raise at least $1 million from the sale of either preferred or Common Stock, or a combination thereof (“Capital Threshold”). In addition, pursuant to the License Option Agreement, net working capital acquired under the Reverse Merger of approximately $374,000 was applied against the Capital Threshold. As of December 9, 2020, the remaining Capital Threshold was approximately $626,000.

Reverse Stock Split

On October 21, 2020, our Board unanimously approved the Reverse Stock Split of one (1) share of our Common Stock for every 500 shares of our Common Stock (“1-for-500”) and filing the Amended and Restated Certificate with the Secretary of State of the State of Delaware. On October 22, 2020, the majority stockholders executed the written consent approving the Reverse Stock Split and the filing of the related Amended and Restated Certificate with the Secretary of State of the State of Delaware. On December 2, 2020, the Company implemented a 500-for-1 Reverse Stock Split. The following chart reflects the changes in our capital structure, including the assumed conversion of Series A Preferred and Series B Preferred, following the Reverse Stock Split (without adjustments for fractional shares rounded up to whole shares).

Reverse Stock Split Ratio	Shares of Common Stock Issued and Outstanding	Series A Preferred (1)	Shares of Common Stock to Be Issued Upon Conversion of Series A Preferred (1)	Series B Preferred (2)	Shares of Common Stock to Be Issued Upon Conversion of Series B Preferred (2)	Fully Diluted Shares of Common Stock Outstanding, on an as-converted basis

No split (Pre Reverse Stock Split)	401,392,948	630,000	3,211,143,390	70,000	401,392,950	4,013,929,288

500-for-1 (Post Reverse Stock Split)	802,786	630,000	6,422,290	70,000	802,786	8,027,859

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(1)	Each share of the Series A Preferred shall convert into 10.194106 shares of Common Stock of the Company and possess full voting rights, as defined in the Series A Certificate of Designation.

(2)	Each share of the Series B Preferred shall convert into 11.46837 shares of Common Stock of the Company, possess full voting rights and includes certain anti-dilution rights as defined in the Series B Certificate of Designation.

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This Offering

We are registering for resale by the selling stockholders named herein an aggregate of 7,287,676 shares of our Common Stock as described below.

Issuer:	Mosaic ImmunoEngineering Inc. (formerly known as Patriot Scientific Corporation)

Securities being offered:	•	6,422,290 shares of our Common Stock issuable upon conversion of 630,000 shares of Series A Convertible Voting Preferred Stock (“Series A Preferred”) at a conversion ratio of 10.194106 shares of Common Stock for each share of Series A Preferred;

	•	802,786 of our Common Stock issuable upon conversion of 70,000 shares of Series B Convertible Voting Preferred Stock (“Series B Preferred”) at a conversion ratio of 11.46837 shares of Common Stock for each share of Series B Preferred; and

	•	up to 62,600 shares of our Common Stock to be issued pursuant to certain anti-dilution rights related to the Series B Preferred as defined in the Series B Certificate of Designation.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock by the selling stockholders. The selling stockholders will bear all selling and other expenses incurred in connection with the sale or other disposition by them of the shares covered hereby.

Market for common stock:	Our Common Stock is quoted on the OTC Pink of the OTC Market under the symbol “PTSCD.” On or about January 8, 2021, our symbol will change to “CPMV” in connection with our recent Name Change to Mosaic ImmunoEngineering Inc. On December 4, 2020, the closing price of our Common Stock was $2.95 per share.

Risk factors:	See “Risk Factors” beginning on page 7 for risks you should consider before investing in our shares.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

See “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

When we refer to the “selling stockholders” in this prospectus, we mean the person or entity specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and other successors-in-interest who may subsequently hold any of the selling stockholder’s interests other than through a public sale.

The table below sets forth information concerning the resale of our shares by the selling stockholders. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the Common Stock. Unless otherwise stated below in the footnotes, to our knowledge, neither the selling stockholders, nor any affiliate of such stockholder, has held any position or office with us during the three years prior to the date of this prospectus. In addition, the selling stockholders has represented to us that neither the selling stockholders, nor any affiliate of such selling stockholders is a broker-dealer, or an affiliate of a broker-dealer.

We have registered up to 7,287,676 shares of our Common Stock for resale by the selling stockholders named below. The selling stockholders acquired the Series A Preferred and Series B Preferred in a Reverse Merger transaction. See “Prospectus Summary — Reverse Merger” above. We will not receive any of the proceeds of sales by the selling stockholders of any of the Common Stock covered by this prospectus.

Set forth below is the name of the selling stockholders and the amount and percentage of Common Stock owned by the selling stockholders (including shares which the stockholder has the right to acquire within 60 days, including upon conversion of convertible preferred stock) prior to the offering, the shares to be sold in the offering, and the amount and percentage of Common Stock to be owned by each (including shares which the stockholder has the right to acquire within 60 days, including upon conversion of convertible preferred stock) after the offering assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power with respect to shares held by the selling stockholders.

The amounts and information set forth below are based upon information provided to us by the selling stockholders as of December 9, 2020, except as otherwise noted below. The selling stockholders may sell all or some of the shares of Common Stock it is offering. The tables below assume the selling stockholders sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

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				Beneficial Ownership After Offering (2)
Name of Selling Stockholder	Shares Beneficially Owned Pre-Offering (1)	Common Stock Offered in this Offering		Shares	Percent
Nicole Steinmetz, Ph.D. (3)	2,212,122	2,212,122		–	–
Steven King (4)	1,641,252	1,641,252		–	–
Paul Lytle (5)	1,641,252	1,641,252		–	–
Case Western Reserve University (6)	802,786	865,886	(7)	–	–
Steven Fiering, Ph.D. (8)	570,870	570,870		–	–
Robert Garnick, Ph.D. (9)	356,794	356,794		–	–

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(1)	Beneficial ownership includes shares of Common Stock as to which a person or group has sole or shared voting power or dispositive power. Shares of Common Stock registered hereunder are convertible within 60 days of December 9, 2020, are deemed outstanding for purposes of computing the number of shares beneficially owned.
(2)	Percentages are based on 802,786 shares of Common Stock outstanding as of December 9, 2020, before any nominal adjustments for the issuance of fractional shares rounded up to whole shares as a result of the Reverse Stock Split. See “Prospectus Summary — Reverse Stock Split” above.
(3)	Pursuant to the Reverse Merger, Dr. Steinmetz holds 217,000 shares of Series A Convertible Voting Preferred Stock convertible into 2,212,122 shares of Common Stock, including 56,000 shares of Series A Convertible Voting Preferred Stock held by her spouse, Dr. Pokorski. Dr. Steinmetz was appointed to the Board of Directors on August 21, 2020 and was named our acting Chief Scientific Officer on August 31, 2020 and was a co-founder of Private Mosaic. See “Prospectus Summary — Reverse Merger” above.
(4)	Pursuant to the Reverse Merger, Mr. King holds 161,000 shares of Series A Convertible Voting Preferred Stock convertible into 1,641,252 shares of Common Stock. Mr. King was appointed to the Board of Directors on August 21, 2020 and was named our President and Chief Executive Officer on August 31, 2020 and was a co-founder of Private Mosaic. See “Prospectus Summary — Reverse Merger” above.
(5)	Pursuant to the Reverse Merger, Mr. Lytle holds 161,000 shares of Series A Convertible Voting Preferred Stock convertible into 1,641,252 shares of Common Stock. Mr. Lytle was appointed to the Board of Directors on August 21, 2020, and was named our Executive Vice President, Chief Financial Officer on August 31, 2020, and was a co-founder of Private Mosaic. See “Prospectus Summary — Reverse Merger” above.
(6)	Pursuant to the License Option Agreement, Case Western Reserve University holds 70,000 shares of Series B Convertible Voting Preferred Stock convertible into 802,786 shares of Common Stock. See “Prospectus Summary — License Option Agreement” above.
(7)	Includes up to 62,600 shares of Common Stock that may be issued to Case Western Reserve University to satisfy certain anti-dilution rights included in the Series B Certificate of Designation. See “Prospectus Summary — License Option Agreement” above.
(8)	Pursuant to the Reverse Merger, Dr. Fiering holds 56,000 shares of Series A Convertible Voting Preferred Stock convertible into 570,870 shares of Common Stock. Dr. Fiering is a scientific advisor to the Company and was a co-founder of Private Mosaic.
(9)	Pursuant to the Reverse Merger, Dr. Garnick holds 35,000 shares of Series A Convertible Voting Preferred Stock convertible into 356,794 shares of Common Stock. Dr. Garnick was appointed to the Board of Directors on August 21, 2020 and was a co-founder of Private Mosaic. See “Prospectus Summary — Reverse Merger” above.

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PLAN OF DISTRIBUTION

The selling stockholders, which for this purpose include donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholders as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling our shares or interests in our shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholders list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the selling stockholders.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conform to the requirements of that rule, or under Section 4(a)(1) of the Securities Act, if available, rather than by means of this prospectus.

In connection with the sale of shares of Common Stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling stockholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of Common Stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of the selling stockholders that participate in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Common Stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).

To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

We will pay all expenses of the registration of the Common Stock for resale by the selling stockholders, including, without limitation, filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of Common Stock, by negotiations between the selling stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

DESCRIPTION OF OUR CAPITAL STOCK

General

We are authorized to issue up to 105,000,000 shares of capital stock, including 100,000,000 shares of Common Stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share. As of December 9, 2020, we had 802,786 shares of Common Stock, 630,000 shares of Series A Convertible Voting Preferred Stock (as described below) and 70,000 shares of Series B Convertible Voting Preferred Stock (as described below) outstanding. As of December 9, 2020, we had reserved for issuance up to 802,785 shares of Common Stock under our 2020 Omnibus Incentive Plan, of which, none were issued and outstanding as of December 9, 2020.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our Board of Directors (the “Board”) to issue additional shares of stock could enhance the Board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the Board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our amended and restated certificate of incorporation (“Amended and Restated Certificate”) and amended and restated bylaws (“Amended and Restated Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Amended and Restated Certificate (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Amended and Restated Certificate (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of Common Stock are entitled to receive ratably in proportion to the shares of Common Stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid and non-assessable.

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The holders of Common Stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets in proportion to the shares of Common Stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The following is a summary of the material terms of our Series A Convertible Voting Preferred Stock (“Series A Preferred”) and Series B Convertible Voting Preferred Stock (“Series B Preferred”). This summary is not complete. The following summary is qualified in its entirety by reference to the Certificate of Designation of the Series A Preferred and the Certificate of Designation of the Series B Preferred, each of which has been filed as exhibits to the Current Report on Form 8-K filed on August 25, 2020.

Our Board is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.00001 per share, in one or more series, of which, 4,300,000 shares are undesignated.

Our Board of Directors has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series, by delivering an appropriate certificate of amendment to our certificate of incorporation to the Delaware Secretary of State pursuant to the DGCL. The issuance of preferred stock could have the effect of decreasing the market price of the Common Stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our Common Stock.

Series A Preferred

On August 21, 2020, our Board authorized the issuance of 630,000 shares of Series A Preferred in exchange for 630,000 shares of Series A Common Stock of Private Mosaic in conjunction with the Reverse Merger. See “Prospectus Summary — Reverse Merger” above. Each share of Series A Preferred has a par value of $0.00001 per share, no dividend rate, a stated value of $6.50 per share, and each share of Series A Preferred converts into 10.194106 shares of Common Stock of the Company (“Series A Conversion Number”). In addition, the Series A Preferred possesses full voting rights, on an as-converted basis, as the Common Stock of the Company, as defined in the Series A Certificate of Designation. Furthermore, the Series A Preferred will automatically convert into Common Stock of the Company upon (i) the Company filing an Amended and Restated Certificate so that the Company has a sufficient number of authorized and unissued shares of Common Stock so as to permit the conversion of all outstanding shares of the Series A Preferred into Common Stock (which was filed on November 30, 2020) and (ii) the effectiveness of this registration statement on Form S-3 registering the resale of the underlying shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation Event”), the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Common Stock, an amount per share in cash equal to the greater of (x)  the stated value of $6.50 for each share of Series A Preferred then held by the holder or (y) the amount payable per share of Common Stock which such holder of Series A Preferred would have received if such Holder had converted to Common Stock immediately prior to the Liquidation Event.

Series B Preferred

On August 21, 2020, our Board authorized the issuance of 70,000 shares of Series B Preferred, in exchange for 70,000 shares of Series B Common Stock of Private Mosaic in conjunction with the Reverse Merger. See “Prospectus Summary — Reverse Merger” above. Each share of Series B Preferred has a par value of $0.00001 per share, no dividend rate, a stated value of $6.50 per share, and each share of Series B Preferred converts into 11.46837 shares of Common Stock of the Company (“Series B Conversion Number”). In addition, the Series B Preferred possesses full voting rights, on an as-converted basis, as the Common Stock of the Company, as defined in the Series B Certificate of Designation. Furthermore, the Series B Preferred does not have any mandatory conversion rights and only converts upon written notice from the holder.

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The Series B Preferred also includes certain anti-dilution rights, whereby the holder of Series B Preferred will continue to maintain ownership equal to 10% of the fully diluted shares of Common Stock outstanding by adjusting the Series B Conversion Number, including for such purposes all other convertible securities outstanding and reserved for issuance except stock options issued and outstanding and reserved for issuance under a Board approved employee stock option plans reserving for issuance no more than ten percent (10%) of the outstanding Common Stock of the Company then outstanding, until we raise at least $1 million from the sale of either preferred or Common Stock, or a combination thereof (“Capital Threshold”). In addition, pursuant to the License Option Agreement, any net working capital acquired under the Reverse Merger is applied against the Capital Threshold. The preliminary net working capital as of the Closing Date of the Reverse Merger was approximately $374,000. As such, remaining Capital Threshold is approximately $626,000 as of December 9, 2020.

In the event of any Liquidation Event, the Holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Common Stock, an amount per share in cash equal to the greater of (x)  the stated value of $6.50 for each share of Series A Preferred then held by the holder or (y) the amount payable per share of Common Stock which such holder of Series B Preferred would have received if such Holder had converted to Common Stock immediately prior to the Liquidation Event.

Anti-takeover Effects of Delaware Law and our Amended and Restated Certificate

Some provisions of Delaware law, our Amended and Restated Certificate and our Amended and Restated Bylaws will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, which are discussed in more detail below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

The Amended and Restated Certificate expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

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Exclusive Forum Selection

Our Amended and Restated Certificate provides that unless we consent in writing to the selection of an alternative forum, and subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provision may have the effect of discouraging lawsuits against us or our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar exclusive forum provisions in other corporations’ articles of incorporation has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our amended and restated articles of incorporation is inapplicable or unenforceable.

Our Amended and Restated Certificate and Our Amended and Restated Bylaws

Provisions of our Amended and restated Certificate and our Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

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Among other things, our Amended and Restated Certificate and Amended and Restated Bylaws provide that, at any time after the first date on which our Common Stock is listed or quoted on a national securities exchange (the “Trigger Date”):

•	any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of Common Stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);
•	all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of our then outstanding Common Stock);
•	our Amended and Restated Bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock (prior to such time, our bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding Common Stock);
•	special meetings of our stockholders may only be called by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the board of directors (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding shares of Common Stock);
•	our director may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding shares of Common Stock entitled to vote generally for the election of directors (prior to such time, any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of our then outstanding shares of Common Stock entitled to vote generally for the election of directors); and
•	our board of directors can be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any (prior to such time, the directors shall consist of a single class with the initial term of office to expire at the first annual meeting of stockholders to occur following the Trigger Date). This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and preferred stock is Issuer Direct Corporation. The transfer agent address is 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, and its telephone number is 1(801) 272-9294.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Duane Morris LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited our financial statements as of May 31, 2020, and for the period March 30, 2020 (date of inception) to May 31, 2020, included in our Current Report on Form 8-K/A filed on October 14, 2020, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern), which is incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The registration statement and the exhibits are available through the SEC’s Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.mosaicie.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus or any applicable prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to either info@mosaicie.com, 1537 South Novato Blvd, Number 5, Novato, CA 94947, or at (657) 208-0890.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	Our Current Reports on Form 8-K filed with the SEC on August 25, 2020 (as amended by our Current Reports on Form 8-K/A filed with the SEC on October 14, 2020, and November 19, 2020), and December 1, 2020;
•	Our Quarterly Report on Form 10-Q for the three months ended August 31, 2020 filed with the SEC on October 15, 2020; and
•	Our Definitive Information Statement on Schedule 14C filed on November 2, 2020.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

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7,287,676 Shares of Common Stock

Prospectus

___________, 2020

Neither we nor the Selling Stockholders has authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses paid or payable by the Registrant in connection with the sale and distribution of the securities registered hereby. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$2,083.12	(1)
Legal Fees and Expenses	$4,500.00
Accounting Fees and Expenses	$3,850.00
Miscellaneous	$2,500.00
Total:	$12,933.12

______________

(1) Fee paid in connection with initial filing of registration statement.

Item 15. Indemnification of Officers and Directors.

Our Amended and Restated Certificate of Incorporation provides that the Company, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our Amended and Restated Bylaws provide the Company with the power to indemnify its officers, directors, employees and agents or any person serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

All of our directors and officers are covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

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Item 16. Exhibits.

See the index to exhibits, which is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
	(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
	(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and
	(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Mosaic ImmunoEngineering Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on December 1, 2020).
3.2	Amended and Restated Bylaws of Mosaic ImmunoEngineering Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K filed with the SEC on December 1, 2020).
3.3.1	Certificate of Designation of Series A Convertible Voting Preferred Stock (“Series A Preferred”) (incorporated by reference to Exhibit 3.3.9 to Form 8-K filed on August 25, 2020).
3.3.2	Certificate of Designation of Series B Convertible Voting Preferred Stock (“Series B Preferred”) (incorporated by reference to Exhibit 3.3.10 to Form 8-K filed on August 25, 2020).
3.3.3	Investor Rights Agreement dated August 19, 2020, among Company and holders of Series A and Series B Preferred Stock (incorporated by reference to Exhibit 3.3.11 to Form 8-K filed on August 25, 2020).
3.3.4	Voting Agreement dated August 19, 2020, among Company and holders of Series A and Series B Preferred Stock (incorporated by reference to Exhibit 3.3.12 to Form 8-K filed on August 25, 2020).
4.1	Specimen of Common Stock Certificate of Mosaic ImmunoEngineering Inc. (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on December 1, 2020)
4.2+	2020 Omnibus Incentive Plan of Mosaic ImmunoEngineering Inc. (incorporated by reference to Appendix C to our Information Statement on Schedule 14C filed with the SEC on November 2, 2020).
5.1*	Opinion of Duane Morris LLP.
10.1	Stock Purchase Agreement dated August 19, 2020 among Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering Inc.), PTSC Sub One Inc., private Mosaic ImmunoEngineering Inc., certain stockholders of private Mosaic ImmunoEngineering Inc. set forth therein, and Steven King (incorporated by reference to Exhibit 10.13 to Form 8-K filed on August 25, 2020).
10.2	Materials Transfer, Evaluation and Exclusion Option Agreement dated July 1, 2020 between Company and Case Western Reserve University (incorporated by reference to Exhibit 10.14 to Form 10-Q filed on October 15, 2020).
23.1*	Consent of KMJ Corbin & Company LLP.
23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page).

_________________

*	Filed herewith.
+	Indicates a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, as of December 10, 2020.

Mosaic ImmunoEngineering Inc.

By:	/s/ Steven King
Steven King
President and Chief Executive Officer, and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven King and Paul Lytle, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Steven King. Steven King	President, Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2020

/s/ Paul Lytle Paul Lytle	EVP, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 10, 2020

/s/ Gloria Felcyn Gloria Felcyn	Director	December 10, 2020

/s/ Carlton Johnson Carlton Johnson	Director	December 10, 2020

/s/ Robert Garnick, Ph.D. Robert Garnick, Ph.D.	Director	December 10, 2020

/s/ Nicole Steinmetz, Ph.D. Nicole Steinmetz, Ph.D.	Director	December 10, 2020

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